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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated March 8, 2004 related to the consolidated balance sheet of Paragon Real Estate Equity and Investment Trust and Subsidiaries as of December 31, 2003 and the consolidated statements of operations, shareholders' equity, and cash flows for the years ended December 31, 2003 and 2002, which report appears in the Paragon Real Estate Equity and Investment Trust annual report on Form 10-KSB for the fiscal year ended December 31, 2003.

                                   /s/ Boulay, Heutmaker, Zibell & Co. P.L.L.P.
                                   --------------------------------------------
                                       Boulay, Heutmaker, Zibell & Co. P.L.L.P.

Minneapolis, Minnesota
July 23, 2004